Exhibit 99.1

ZIOPHARM Reports First-Quarter 2014 Financial Results and

Reviews Recent Activities

BOSTON, MA – May 8, 2014 – ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP) today announced financial results for the first quarter ended March 31, 2014, and provided an update on the company’s product development activities.

“ZIOPHARM, together with our channel partner Intrexon Corporation, continues to advance a portfolio of immuno-oncology programs, with the goal of enabling a paradigm shift in cancer treatment,” said Jonathan Lewis, M.D., Ph.D., chief executive officer of ZIOPHARM. “We continue to work at a rapid pace toward elucidating the enormous potential of the transformative technology driving this pipeline in a data-driven and efficient manner. We also look forward to a number of important, value-creating clinical, preclinical and strategic milestones over the balance of the year and beyond.”

Recent Corporate Highlights

ZIOPHARM is advancing a number of clinical- and preclinical-stage, gene- and cell-based therapies with related technologies to allow precise regulation of protein expression and control of cellular function. Controlled expression and delivery of DNA and therapeutic proteins is achieved through Intrexon Corporation’s (NYSE: XON) RheoSwitch Therapeutic System® (RTS®) technology, the most advanced clinical method for precisely modulating protein production in gene based therapies.

ZIOPHARM recently presented results from a study demonstrating the anti-tumor effects and tolerability of the Company’s lead therapeutic, Ad-RTS-mIL-12, as well as the ability for the activator ligand Veledimex to cross the blood-brain-barrier, in a glioblastoma (brain cancer) murine model. Ad-RTS-IL-12 is a novel DNA-based therapeutic candidate for the controlled, local expression of IL-12, an important protein for stimulating an anti-cancer T cell immune response. These data, presented at the 2014 American Association for Cancer Research annual meeting in April 2014, add to multiple preclinical studies demonstrating that Ad-RTS-IL-12 enables localized, controlled delivery of IL-12 in the brain and can produce a dose-dependent reduction in tumor growth with prolonged survival.

ZIOPHARM is currently conducting or planning Phase 2 studies of Ad-RTS-IL-12, alone or in combination with existing treatment standards, in melanoma and breast cancer, with plans to initiate a Phase 1 study in high-grade gliomas (brain cancer). The Company also expects to file several investigational new drug (IND) applications for novel, multigenic gene therapies.

First-Quarter 2014 Financial Results

•	Net loss for the first quarter of 2014 was $9.7 million, or $(0.10) per share, compared to a net loss of $12.8 million, or $(0.15) per share, for the first quarter of 2013. Included in the loss for the first quarter of 2014 was a non-cash gain of $82 thousand compared to a non-cash gain of $10.8 million for the first quarter of 2013. The non-cash gain is related to the change in the fair value of the company’s outstanding liability-classified warrants.

•	Research and development expenses were $6.5 million for the first quarter of 2014 compared to $19.1 million for the first quarter of 2013. The decrease of $12.6 million in research and development expenses is primarily attributable to reduced development of our small molecule drugs and a reduction in employees and facilities resulting from the company’s restructuring put into effect during the second quarter of 2013.

•	General and administrative expenses were $3.4 million for the first quarter of 2014 compared to $4.7 million for the first quarter of 2013.

•	The Company ended the first quarter with cash and cash equivalents of approximately $60.4 million and expects its existing cash resources to support operations into the second quarter of 2015.

About ZIOPHARM Oncology, Inc.:

ZIOPHARM Oncology is a Boston, Massachusetts-based biotechnology company employing novel gene expression and control technology to deliver DNA for the treatment of cancer. ZIOPHARM’s technology platform employs Intrexon Corporation’s RheoSwitch Therapeutic System® technology to turn on and off, and precisely modulate, gene expression at the cancer site in order to improve the therapeutic index. This technology is currently being evaluated in Phase 2 clinical studies of the immune system cytokine interleukin-12 for the treatment of breast cancer and advanced melanoma. Multiple new Investigational New Drug Applications for new targets using synthetic biology technology are expected through 2015. ZIOPHARM is also developing novel small molecules as potential cancer therapeutics.

Forward-Looking Safe-Harbor Statement:

This press release contains certain forward-looking information about ZIOPHARM Oncology, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,”

“may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our ability to successfully develop and commercialize our therapeutic products; our ability to expand our long-term business opportunities; financial projections and estimates and their underlying assumptions; and future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether Ad-RTS-IL-12, palifosfamide, darinaparsin, indibulin, or any of our other therapeutic products will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether Ad-RTS-IL-12, palifosfamide, darinaparsin, indibulin, and our other therapeutic products will be successfully marketed if approved; whether any of our other therapeutic product discovery and development efforts will be successful; our ability to achieve the results contemplated by our collaboration agreements; the strength and enforceability of our intellectual property rights; competition from other pharmaceutical and biotechnology companies; the development of, and our ability to take advantage of, the market for our therapeutic products; our ability to raise additional capital to fund our operations on terms acceptable to us; general economic conditions; and the other risk factors contained in our periodic and interim SEC reports filed from time to time with the Securities and Exchange Commission, including but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Trademarks

RheoSwitch Therapeutic System® (RTS®) technology is a registered trademark of Intrexon Corporation.

ZIOPHARM Oncology, Inc.

Condensed Statements of Operations

(in thousands except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013

Revenue	$200	$200

Operating expenses:
Research and development	6,542	19,112
General and administrative	3,442	4,671

Total operating expenses	9,984	23,783

Loss from operations	(9,784)	(23,583)

Other income (expense), net	(9)	(4)
Change in fair value of warrants	82	10,788

Net loss	$(9,711)	$(12,799)

Basic and diluted net loss per share	$(0.10)	$(0.15)

Weighted average common shares outstanding used to compute basic and diluted net loss per share	100,229,200	82,906,080

ZIOPHARM Oncology, Inc.

Balance Sheet Data

(in thousands)

(unaudited)

	March 31, 2014	December 31, 2013

Cash and cash equivalents	60,385	68,204
Working capital	54,647	62,506
Total assets	63,325	71,754
Total stockholders’ equity	41,732	49,383

Contact:

Lori Ann Cafarella-Occhiogrosso

ZIOPHARM Oncology

617-259-1987

locchiogrosso@ziopharm.com